To the Shareholders and Board of Directors of
Salomon Brothers High Income Fund II Inc
                                                            (4)


                           Report of

                    Independent Accountants


To the Shareholders and Board of Directors of

Salomon Brothers High Income Fund II Inc


In planning and performing our audit of the financial statements of Salomon Brothers High
 Income Fund II Inc, (hereafter referred to as the "Fund") for the year ended April 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible

 for establishing and maintaining internal

 control.  In fulfilling this responsibility,

 estimates and judgments by management are

 required to assess the expected benefits and

related costs of controls.  Generally, controls

 that are relevant to an audit pertain to the

 entity's objective of preparing financial

 statements for external purposes that

 are fairly presented in conformity with

 generally accepted accounting principles.  Those

 controls include the safeguarding of assets

 against unauthorized acquisition, use

 or disposition.

Because of inherent limitations in internal

 control, errors or fraud may occur and not

be detected.  Also, projection of any evaluation

 of internal control to future periods is subject

 to the risk that it may become inadequate

 because of changes in conditions or that

 the effectiveness of their design and operation

 may deteriorate.

Our consideration of internal control

 would not necessarily disclose all

 matters in internal control that might

 be material weaknesses under standards

 established by the American Institute

 of Certified Public Accountants.  A

 material weakness is a condition in

 which the design or operation of one

 or more of the internal control components

 does not reduce to a relatively low level the

 risk that misstatements caused by error or

 fraud in amounts that would be material

 in relation to the financial statements

 being audited may occur and not be

detected within a timely period by

employees in the normal course of

performing their assigned functions.

  However, we noted no matters involving

 internal control and its operation, including

 controls for safeguarding securities, that

 we consider to be material weaknesses

 as defined above as of April 30, 2002.

This report is intended solely for
 the information and use of management
and the Board of Directors of the Fund
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.






June 20, 2002